  Exhibit 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC.
REPORTS SECOND QUARTER FINANCIAL RESULTS

BEVERLY HILLS, CA, AUGUST 26, 2019 (BUSINESS WIRE) — TOMI Environmental Solutions, Inc.® (“TOMI”) (OTCQB:TOMZ), a global company specializing in disinfection and decontamination utilizing its premier Binary Ionization Technology® (BIT™) platform through the manufacturing, licensing, servicing, and selling of its SteraMist® brand of products - a hydrogen peroxide-based mist and fog, announced its results for the second quarter of 2019.

TOMI™ Chief Executive Officer, Dr. Halden Shane stated, “In the second quarter, we saw substantial growth in our revenue and improved financial results resulting from a greater customer base and the adoption of the SteraMist technology in the marketplace.”

Financial Results for the Three Months Ended June 30, 2019 compared to 2018

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Total net revenue was $1,639,000 compared to $1,246,000, representing an increase of $393,000, or 32%. The increase in sales in the current year period was attributable to larger equipment orders from new customers, and steady repeat solution orders from our existing customer base.
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Gross margins were 59.5% compared to 55.2%. The increase in gross profit is attributable to the customer and product mix in sales.
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Loss from operations was $535,000 compared to $866,000, representing a decrease of $331,000, or 38%. The primary reason for the decreased loss is attributable to the increased revenue, higher gross profit and lower operating expenses in the current year period.
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Net loss was $585,000, or $0.00 on a per share basis, compared to a net loss of $986,000, or $0.01 on a per share basis, representing a decrease of $401,000, or 41%.
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As of June 30, 2019, we had cash and cash equivalents of approximately $1,632,000. Our working capital before consideration of the convertible notes payable in April 2020 of $5,000,000 was $4,225,000.

Current Business Highlights To Date

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32% growth in revenue for the three months ended June 30, 2019 compared to the same prior year period.
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13% growth in revenue for the six months ended June 30, 2019 compared to the same prior year period.
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16% growth in solution revenue on a year to date basis.
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4% growth in service revenue on a year to date basis.
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Cash flow positive for the second quarter of 2019.
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Brought on nineteen (19) new customers across all our divisions in Q2 2019. This represents a twenty-seven (27%) percent increase over the same quarter in 2018.
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Expansion of customer list to date in 2019 to date with the addition of thirty-five (35) new customers bringing our list of users on a worldwide basis to over approximately three hundred and fifty (350).
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Added Six (6) high profile universities research facilities in the U.S. and Canada, bolstering an already robust profile of research institutions.
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Added five (5) new facilities in its hospital-healthcare division in Quarter 2 of 2019. These new facilities had a combined purchase of eleven (11) units, including our first E-Z SteraMist® Disinfection Cart sale to a hospital in Perrysburg, Ohio.
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The hospital-healthcare division showed a 974% increase in revenue in second quarter of 2019 when compared to the same quarter last year, and a 74% increase in revenue for the six months ended June 30, 2019 when compared to the same period in the prior year.
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TSN division achieved a 79% increase in growth in second quarter revenue from 2018 to 2019. The majority of the revenue increase in this division was comprised of increased equipment and BIT Solution sales to existing customers.

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In May 2019, we received our largest order to date for mobile equipment of over $400,000 for the Kansas Department of Health in the United States.
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Announced the implementation of SteraMist® iHP™ Plasma Decontamination Chamber at the University of Houston and a partnership with Lynx Product Group. TOMI currently has additional proposals in review with other universities in the United States, with the likelihood of two to close by the end of the year.
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TOMI has received a notice of allowance to two utility patents. We had previously reported in 2017 and 2018 the filing of these two utility patents, and last month received notice that both the system claims (US15/858,446) and the method claims (US16/127,915) will be published in the upcoming weeks with the USPTO. The application for the latter of the two has already been designated a patent number of 10,391,188 and an issue date of August 27, 2019. TOMI has submitted these to national stage for protection internationally and continues to file additional patents, both utility and design worldwide.
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TOMI has been actively pursuing registration in mainland China. We successfully passed the Chinese CDC requirements for registration and have hired a CDC consultant. In addition, we have strengthened our intellectual property in the region, submitting trademarks and patent registrations. We have identified a Chinese customer that we expect will generate revenue upon receipt of the Chinese CDC registration in 2019. TOMI successfully passed all eighteen (18) testing measures required and currently, we are finalizing the necessary custom declaration forms required for shipment of our products to the region.
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Won bid with a niche pharmaceutical company that develops, manufactures and markets generic and branded prescription pharmaceuticals as well as animal and consumer health products with a focus on injectables. The iHP Service team treated the 170,000 cubic foot space, classified and non-classified areas, validating with chemical and biological indicators in over 300 areas. The service was a success with all 300 biological indicators passing a six-log kill, and the company plans for this to be a routine iHP Service decontamination. Further, this facility is in discussion over several custom iHP applications for their facility.

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Exhibited at the Association of Professionals in Infection Control (APIC) Annual Conference with its new booth creating the largest presence TOMI has had at a tradeshow. The E-Z SteraMist Cart was on display as well as multiple educational presentations to Infection Preventionists. The show provided many valuable leads and our new exhibit received considerable praise.
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In April 2019, after receiving our registration in Israel, TOMI entered into a distribution agreement with an Israeli company, CleanCor Technologies Ltd., an advanced solution company for the industrial cleaning and repair of water and fire damages. CleanCor has already made immense marketing strategies and has a firm pipeline in the HealthCare, Food industry, Defense, and Medical Cannabis verticals. CleanCor’s new division that is using our BIT technology is registered as CleanBIT and has designed new mobile vans to commercially deliver our products to the end user.
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Continued participation in a large study, a “SHIELD study”, that compares hospital manual cleans to a SteraMist® mechanical clean. Preliminary results collected by the current hospitals in the study is showing a significant decrease in the transference of pathogens resulting in HAIs and C. difficile infections in the rooms that used SteraMist® for their terminal clean, as compared to the rooms that have been manually cleaned. University of Michigan, a recognized teaching university hospital, will be joining the California hospitals in this Shield Study in September 2019, allowing for additional collection of data to validate the value of SteraMist technology in hospitals. Future results will be released as obtained from the study’s lead investigators, which we believe will expand our presence in the hospital healthcare market.
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Addition of three new products to our growing line of products; the first is our single applicator build-in unit for decontamination chambers and cage washers, which was recently successfully validated at the University of Houston. The second new product is a decontamination cart for a Pfizer facility. The third is our stainless-steel mobile 90-degree applicator and the answer to the mobile treatment and decontamination of BSC cabinets and isolators.

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The 90-degree applicator product has led to a partnership with a large design and manufacturing company of washing and contamination control systems. One of our products has allowed TOMI to innovate an all-in-one efficient and quick decontamination solution for Gnotobiotic Housings.
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In July 2019, the author presented, and a poster was shown at the International Association of Food Protection (IAFP). This was a successful introduction of SteraMist to this audience and many are interested in further testing and research of the technology. The poster and presentation focused on the urgent need of a decontamination technology, such as SteraMist to enhance microbial safety of fresh produce. Greater reductions of Salmonella were documented when aerosolized hydrogen peroxide was passed through the plasma arc. TOMI is looking forward to the publication of this paper this year in a recognized international food safety journal.
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TOMI is in the beginning phases of designing, engineering, and going into production with its partner Arkema and their client a Global food storage and safety company of a newly designed concept for treating large industrial food warehouse facilities. The concept is a six (6) applicator fully automated fogging system permanently mounted on a hydraulic lift that is capable of coverage in such high-volume spaces.
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We continue to conduct such studies with partners and third parties. TOMI is pursuing studies on resistant TB and C. auris a deadly Japanese fungus plaguing our healthcare system worldwide. We currently are registered by the EPA for treatment of rooms infected with C. auris because of our EPA status on list K and C. diff claim but many international countries want a specific claim for C. auris. For our TSN division we are researching mycotoxins the potential allergen left after treating residential and commercials building for mold. And for Food safety, we are pursuing the approval for direct food use. We are registering a lower percentage hydrogen peroxide product for direct food spray use and continuing our testing in the cannabis industry to control many of the pathogens affecting their industry which is quickly becoming a global industry with plaguing mold issues.
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Our 90-degree surface mounted applicator device was allowed and published in the Philippines. We have submitted this design patent in multiple countries and expect the others to follow shortly in publication. This additional design patent adds nicely to our other design patents, including our permanent modular applicator, decontamination cart, and our two decontamination chambers.

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (OTCQB:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide referred to as ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, American Seed Trade Association and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. They are forward-looking, and they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS
Current Assets:	June 30, 2019 (Unaudited)	December 31, 2018
Cash and Cash Equivalents	$1,631,762	$2,004,938
Accounts Receivable – net	1,336,807	2,145,622
Inventories	2,502,434	2,682,014
Deposits	95,810	109,441
Prepaid Expenses	224,789	301,797
Total Current Assets	5,791,602	7,243,812

Property and Equipment – net	1,525,115	1,588,591

Other Assets:
Intangible Assets – net	1,051,062	1,235,816
Operating Lease - Right of Use Asset	693,564	-
Capitalized Software Development Costs	125,704	-
Other Assets	118,759	11,395
Total Other Assets	1,989,089	1,247,211
Total Assets	$9,305,806	$10,079,614
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$1,009,854	$1,133,649
Accrued Expenses and Other Current Liabilities	398,739	415,199
Accrued Officers Compensation	30,167	70,000
Accrued Interest	66,667	66,667
Customer Deposits	-	1,486
Current Portion of Long-Term Operating Lease	61,006	-
Deferred Rent	-	13,215
Convertible Notes Payable, net of discount of $0
at June 30, 2019	5,000,000	-
Total Current Liabilities	6,566,433	1,700,216

Long-Term Liabilities:
Long-Term Operating Lease, Net of Current Portion	1,071,333	-
Deferred Rent and Tenant Improvement Allowances	-	401,734
Convertible Notes Payable, net of discount of $17,534 at
December 31, 2018	-	4,982,466
Total Long-Term Liabilities	1,071,333	5,384,200
Total Liabilities	7,637,766	7,084,416

Commitments and Contingencies	-	-

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock;
par value $0.01 per share, 1,000,000 shares authorized; 510,000 shares issued and outstanding at June 30, 2019 and December 31, 2018	5,100	5,100
Cumulative Convertible Series B Preferred Stock; $1,000 stated value;
7.5% Cumulative dividend; 4,000 shares authorized; none issued and outstanding at June 30, 2019 and December 31, 2018	-	-
Common stock; par value $0.01 per share, 200,000,000 shares authorized; 124,700,418 and 124,290,418 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively.	1,247,004	1,242,904
Additional Paid-In Capital	43,136,683	42,948,705
Accumulated Deficit	(42,720,747)	(41,201,511)
Total Shareholders’ Equity	1,668,040	2,995,198
Total Liabilities and Shareholders’ Equity	$9,305,806	$10,079,614

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Sales, net	$1,638,674	$1,246,472	$2,891,332	$2,558,938
Cost of Sales	663,362	557,810	1,156,672	1,049,469
Gross Profit	975,312	688,662	1,734,660	1,509,469

Operating Expenses:
Professional Fees	108,923	85,714	214,404	192,172
Depreciation and Amortization	179,535	152,468	356,380	315,206
Selling Expenses	518,546	431,655	960,216	635,660
Research and Development	68,659	109,823	161,236	242,310
Equity Compensation Expense	6,116	-	87,033	12,685
Consulting Fees	20,261	38,352	55,267	73,378
General and Administrative	608,605	736,919	1,303,485	1,400,806
Total Operating Expenses	1,510,645	1,554,930	3,138,021	2,872,217
Loss from Operations	(535,333)	(866,268)	(1,403,361)	(1,362,749)

Other Income (Expense):
Amortization of Debt Discounts	-	(7,904)	(17,534)	(15,941)
Induced Conversion Costs	-	(57,201)	-	(57,201)
Interest Income	629	1,751	1,659	2,949
Interest Expense	(50,000)	(55,878)	(100,000)	(115,878)
Total Other Income (Expense)	(49,371)	(119,232)	(115,875)	(186,071)

Net Loss	$(584,704)	$(985,500)	$(1,519,236)	$(1,548,820)

Loss Per Common Share
Basic and Diluted	$(0.00)	$(0.01)	$(0.01)	$(0.01)

Basic and Diluted Weighted Average Common Shares Outstanding	124,699,539	123,457,386	124,679,534	122,847,063

INVESTOR RELATIONS CONTACT

Harold Paul
hpaul@tomimist.com